UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2016

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by Goodrich Petroleum Corporation (the “Company”), on April 15, 2016, the Company and its subsidiary (together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Goodrich Petroleum Corporation, et. al (Case No. 16-31975). Court filings and other information related to the Chapter 11 Cases are available at a website administered by the claims agent, BMC, at www.bmcgroup.com/goodrich.

On July 25, 2016, the Debtors entered into a commitment letter agreement (the “Commitment Letter”) with Shenkman Capital Management, Inc. (acting on behalf of such of its investment advisory clients as it deems appropriate, “Shenkman”), CVC Capital Partners (acting through such of its affiliates or managed funds as it deems appropriate, “CVC”), J.P. Morgan Securities LLC (acting through such of its affiliates or managed funds as it deems appropriate, “JPM”) and Franklin Advisers, Inc. (acting through such of its affiliates or managed funds as it deems appropriate, “Franklin”, and, together with Shenkman, CVC and JPM, the “Commitment Parties”) under which the Commitment Parties severally (but not jointly) commit to provide financing to the Company upon its exit from bankruptcy on the terms and conditions set forth in the Commitment Letter (the “Exit Financing”).

Pursuant to the Commitment Letter, the Company will issue Convertible Senior Secured Second Lien Notes in an aggregate principal amount of $40 million (the “Convertible Second Lien Notes”). The Convertible Second Lien Notes will mature on the later of August 30, 2019 or six months after the maturity of the Company’s Second Amended and Restated Credit Agreement, but in any event no later than March 30, 2020. Interest on the Convertible Second Lien Notes will accrue at a rate of 13.5% per annum and be paid quarterly in cash or in kind by adding to the principal (the “Additional PIK Principal”) at the option of the issuer. The aggregate principal amount of the Convertible Second Lien Notes (excluding any Additional PIK Principal) will be convertible at the option of the Commitment Parties at any time prior to the scheduled maturity date into an amount of common stock equal to 15% of the common stock of the reorganized company. Upon closing, the Commitment Parties will be issued 10-year costless warrants for common stock equal to 20% of the common stock of the reorganized company, will take a second priority lien on all assets of the Debtors, and will have the right to appoint two members to the board of directors of the reorganized company.

The commitments of the Commitment Parties to purchase the Convertible Second Lien Notes are subject to certain conditions set forth in the Commitment Letter. However, there can be no assurances that such conditions will be satisfied or waived (if applicable). In addition, the Exit Financing is subject to execution of a definitive loan facility by the Company at closing.

The Commitment Letter is subject to the approval of the Bankruptcy Court and the terms of such Commitment Letter will be binding on the Company at the time of such approval.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Commitment Letter, dated July 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

July 29, 2016	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Commitment Letter, dated July 25, 2016.